UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - March 17, 2014
(Date of earliest event reported)

QEP Midstream Partners, LP
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant's telephone number, including area code 303-672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of QEP Midstream Partners GP, LLC (the General Partner) has appointed Alice B. Ley, age 40, to serve as Vice President, Controller and Chief Accounting Officer of the General Partner, effective March 17, 2014.
Ms. Ley was also appointed Vice President, Controller and Chief Accounting Officer of QEP Resources Inc. (QEP) in March 2014. Ms. Ley served as Director of Financial Reporting at QEP from September 2012 until November 2013, and served as Interim Controller from November 2013 until March 2014. Prior to joining the QEP, Ms. Ley was employed by Frontier Oil Corporation as an Accounting/ Financial Analyst Manager from 2001 until 2011 and at Arthur Andersen, LLP as an Audit Manager in the Energy Division from 1996 until 2001. She is a Certified Public Accountant.

There is no arrangement or understanding between Ms. Ley and any other persons pursuant to which she was selected as an officer. Ms. Ley has no family relationship with any director or executive officer of the General Partner, and has not been involved in any related person transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Ley will participate in various executive compensation plans disclosed in the QEP Midstream Partners, LP's 2013 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Midstream Partners, LP
(Registrant)

By:    QEP Midstream Partners GP, LLC,
         its general partner

March 18, 2014

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer and Treasurer